UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2010

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN   47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Cummins Inc. (the “Company”) held its 2010 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

  The election of nine directors for a one year term to expire at the Company’s 2011 annual meeting of shareholders; and

  The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for 2010.

As of the March 15, 2010 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 200,963,878 shares of the Company’s common stock, $2.50 par value per share, were outstanding and entitled to vote, each entitled to one vote per share.  Approximately 88.88% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder approval at the Annual Meeting:

Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Robert J. Bernhard	167,043,992	413,217	287,648	10,879,990
Dr. Franklin R. Chang-Diaz	166,959,243	509,559	276,055	10,879,990
Robert K. Herdman	167,008,647	456,950	279,260	10,879,990
Alexis M. Herman	163,746,703	3,821,176	176,978	10,879,990
N. Thomas Linebarger	166,480,082	1,082,673	182,102	10,879,990
William I. Miller	161,191,730	6,377,301	175,826	10,879,990
Georgia R. Nelson	165,973,738	1,513,304	257,815	10,879,990
Theodore M. Solso	156,916,479	10,677,688	150,690	10,879,990
Carl Ware	166,883,099	590,291	271,467	10,879,990

Ratification of PricewaterhouseCoopers LLP

For	Against	Abstain

172,675,450	5,675,713	273,684

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)